Exhibit 99.1

For: Authentidate Holding Corp.

Investor Contacts:	Media Contacts:
Todd Fromer / Garth Russell	Erika Kay
KCSA Worldwide	KCSA Worldwide
212-896-1215 / 212-896-1250	212-896-1208
tfromer@kcsa.com / grussell@kcsa.com	ekay@kcsa.com

For: Parascript, LLC

Jeffrey Gilb

Chief Executive Officer

Parascript, LLC

303-381-3100

Jeffrey Gilb (jeff.gilb@parascript.com)

AUTHENTIDATE TO ACQUIRE PARASCRIPT, LLC

Acquisition of Image Analysis and Pattern Recognition Software Provider

Combines Complimentary Technologies to Address Health Care and Other Markets

Berkeley Heights, NJ and Boulder, CO, August 6, 2008 — Authentidate Holding Corp. (Nasdaq: ADAT), a worldwide provider of secure workflow management software and web-based services, and Parascript, LLC, an image analysis and pattern recognition software provider, today announced that the companies have signed a definitive merger agreement. Under the terms of the agreement, Authentidate will acquire Parascript, for up to $10 million in cash, a five year 10% note in the principal amount of $20 million, which is subject to adjustment, 30 million shares of Authentidate common stock, and all of the shares of Authentidate’s German subsidiary, Authentidate International AG. Contingent consideration based on the financial performance of a newly formed business unit may also be paid in Authentidate common stock in 2012.

The transaction has been unanimously approved by the board of directors of Authentidate and the manager of Parascript. The companies expect the transaction to be completed in the fourth quarter of calendar year 2008.

Parascript’s image analysis and pattern recognition software interprets human thinking and behavioral patterns based on cognitive science, pattern recognition, neural networks and artificial intelligence. For over a decade, Parascript has continually improved and adapted its image analysis and pattern recognition software to make it usable in a variety of applications for the medical imaging, postal, mail automation, business process outsourcing, banking and financial services industries.

For the calendar year ended December 31, 2007, Parascript had gross revenues from continuing operations of approximately $22 million and net income before taxes of approximately $6.9 million. Net income before taxes included approximately $2.2 million in net losses from an entity being closed down by Parascript, the net loss of which is included in income from continuing operations.

F. Ross Johnson, Chairman of Authentidate Holding Corp., stated, “We view this as a strategic merger that brings together technologies from two forward thinking companies working to revolutionize the operational infrastructure of the healthcare industry by improving workflows and enhancing document security. We believe the merger will help both companies build greater momentum within the industry, growing their businesses and increasing shareholder equity. As such, the Board believes that this transaction offers Authentidate’s shareholders a tremendous opportunity to maximize their investment. I am confident I am leaving the company with a strong management team to guide Authentidate along its new strategic path.”

Authentidate also announced that Mr. Johnson will be retiring from the board after the closing of the merger.

Jeff Gilb, President and CEO of Parascript, who will become Chief Executive Officer of the combined company, said, “The combination of Parascript and Authentidate presents new growth opportunities that were not available to Parascript when it was privately held. The recognition software industry is at the beginning of a significant transformation of applications and services — one that is projected to enable higher performance and greater labor savings for our customers. This brings extraordinary opportunities for our combined business to accelerate its growth. The combination creates a new company with a comprehensive portfolio that will be poised to deliver significant benefits to customers, employees and stockholders.”

“We have worked to add new services and penetrate new segments of the multi-billion dollar healthcare industry,” stated Ben Benjamin, President of Authentidate. “The addition of Parascript’s innovative intelligent recognition software to our technology base will allow us to further develop our product offerings.”

Transaction Terms

Authentidate’s board of directors and the manager of Parascript LLC have unanimously approved an agreement and plan of merger that will result in Authentidate and Parascript becoming wholly-owned subsidiaries of a new Authentidate holding corporation (“New Authentidate”) and will continue to trade under Authentidate’s current Nasdaq stock symbol, “ADAT.” Current Authentidate stockholders will receive shares in the New Authentidate holding corporation to replace their existing Authentidate shares. Any shares issued to Parascript members in the transaction will be shares of New Authentidate.

Authentidate stockholders will exchange their existing shares of Authentidate common stock, $.001 par value, for an equal number of shares of common stock in New Authentidate. Under the merger agreement, Authentidate and Parascript will survive as wholly owned subsidiaries of New Authentidate and New Authentidate will be renamed “Authentidate Holding Corp.” on the closing of the transaction. All of the outstanding units of Parascript will be exchanged, less certain amounts required to pay outstanding debt and obligations, for a total of up to $10 million in cash all of the shares of Authentidate’s subsidiary Authentidate International AG (the “AG Shares”), 30 million shares of New Authentidate common stock, and a 10% note in the principal amount of $20 million, which is subject to adjustment (the “Note”). Principal and interest on the Note are subject to certain restrictions on payment.

After the closing, New Authentidate will form a subsidiary to exploit certain markets for Parascript’s image analysis and pattern recognition technology. The Parascript unit holders will also be entitled to receive additional shares of New Authentidate common stock equal to ten times the average annual EBITDA achieved for fiscal years 2010 and 2011, divided by $3.00.

Upon the closing, the size of the board of directors of New Authentidate will be increased from six to nine members comprised of four nominees of Parascript and four nominees of Authentidate and the CEO of New Authentidate. Aron Katz will become non-executive Chairman of the Board of New Authentidate effective at the closing of the merger; Jeffrey Gilb, currently the Chief Executive Officer of Parascript will become Chief Executive Officer of New Authentidate; and O’Connell Benjamin will become President of New Authentidate after the merger.

Duff & Phelps advised the Special Committee of the Board of Directors of Authentidate and provided a fairness opinion to the Special Committee. Becker & Poliakoff, LLP acted as legal counsel to Authentidate. Davis Graham & Stubbs, LLP acted as legal counsel to Parascript.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of secure workflow management software and web-based services. The company’s automated and trusted workflow solutions enable enterprises and office professionals to employ rules-based electronic forms, intelligent routing and transaction management, electronic signing, content authentication, identity credentialing and verification and web and fax based communication capabilities. Customer benefits from the company’s offerings include increased revenues, reduced costs, improved productivity and service levels, automated audit trails, enhanced compliance with regulatory requirements and the reduction of paper-based processes. The company has offices in the United States and Germany. In the United States we offer our patent pending content authentication technology in the form of the United States Postal Service® Electronic Postmark® (EPM).

About Parascript

The Parascript image analysis suite extracts meaningful information from images. Employing patented digital image analysis and pattern recognition technologies, the Parascript image analysis suite automates costly data entry and improves decision quality in medical imaging, postal and payment automation, fraud detection and forms processing operations. Parascript software processes over 100 billion imaged documents per year. Fortune 500 companies, postal operators, major government and financial institutions rely on Parascript products. Organizations include the U.S. Postal Service, Böwe Bell & Howell, CheckFree—now part of Fiserv, Elsag, Lockheed Martin, NCR, Siemens and Unisys.

Additional Information About this Transaction

In connection with the proposed transaction, Authentidate will file with the Securities and Exchange Commission (the “SEC”), a Registration Statement on Form S-4, containing a joint proxy statement of Authentidate and Parascript, and a prospectus of Authentidate covering the New Authentidate common stock to be issued to Parascript unit holders upon closing of the transaction. Authentidate and Parascript will mail the Joint Proxy Statement/Prospectus to their respective security holders. The joint proxy statement/prospectus contains important information on the transaction and Authentidate and Parascript urge investors and security holders to read the joint proxy statement/prospectus when it becomes available.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by and through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus when they become available from Authentidate by using the contact information for Authentidate Investor Relations set forth below.

Not a Proxy Statement

This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of Authentidate or the unit holders of Parascript and does not constitute an offer of any securities of Authentidate for sale. Any solicitation of proxies will be made only by the joint proxy statement/prospectus of Authentidate and Parascript that will be mailed to all security holders promptly after it is declared effective by the SEC. The joint proxy statement/prospectus will contain important information on the transaction. Investors and security holders of Authentidate and Parascript are urged to read the joint proxy statement/prospectus and the relevant materials when they become available.

For more information, please contact:

Investor Contacts:

Authentidate:

Media Contacts:
Todd Fromer / Garth Russell	Erika Kay
KCSA Worldwide	KCSA Worldwide
212-896-1215 / 212-896-1250	212-896-1208
tfromer@kcsa.com / grussell@kcsa.com	ekay@kcsa.com

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Authentidate’s website (www.authentidate.com) under the tab “About Us – Investor Relations and then under the item “SEC Filings”.

Proxy Solicitation

Authentidate and Parascript and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Authentidate stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Authentidate stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Authentidate’s executive officers and directors in its definitive proxy statement filed with the SEC on March 28, 2008. You can obtain free copies of these documents from the SEC free of charge at the SEC’s web site at www.sec.gov and from Authentidate using the contact information above.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, the success of the merger and the combined business and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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